Exhibit 99.1

AI Infrastructure Acquisition Corp. Announces Pricing of Upsized $120 Million Initial Public Offering

Las Vegas, NV, Oct. 03, 2025 (GLOBE NEWSWIRE) — AI Infrastructure Acquisition Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and led by Chief Executive Officer Michael Winston, today announced the pricing of its initial public offering of 12,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share of the Company and one right. Each right entitles the holder to receive one-fifth (1/5) of one Class A ordinary share upon consummation of the Company’s initial business combination. The units are expected to be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “AIIAU” beginning October 3, 2025. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the rights are expected to be traded on the NYSE under the symbols “AIIA” and “AIIAR,” respectively. AIIA Sponsor Ltd., a Cayman Islands ordinary resident company, limited by shares, is a minority-owned subsidiary of Jet.AI Inc. (NASDAQ: JTAI). Jet.AI Inc. is a publicly listed, pure-play artificial intelligence (“AI”) data center company operating aviation-specific AI software located in Las Vegas, Nevada.

Maxim Group LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 1,800,000 additional units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on October 6, 2025 subject to customary closing conditions.

A registration statement relating to the securities to be sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2025. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AI Infrastructure Acquisition Corp.

AI Infrastructure Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of the Cayman Islands and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Michael Winston, its CEO and George Murnane, its CFO.

About Jet.AI

Founded in 2018 and based in Las Vegas, NV, Jet.AI (NASDAQ: JTAI) currently operates in two segments, Software and Aviation, and is transitioning to a pure-play AI data center company. Leveraging a leadership team with deep expertise in data center development and AI-driven technologies, Jet.AI intends to build a scalable, high-performance infrastructure to support the increasing computational demands of artificial intelligence. Its suite of AI-powered tools stems from its origin as an aviation company, and leverages natural language processing technologies to enhance efficiency, optimize operations, and streamline the private jet booking experience.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the Offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the registration statement and related preliminary prospectus filed in connection with the offering with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Michael Winston

Chief Executive Officer

(702) 747-4000

mike@jet.ai